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                                                                     Exhibit 2.2

                     IN THE UNITED STATES BANKRUPTCY COURT
                          FOR THE DISTRICT OF DELAWARE

In re:                              )
                                    )     Chapter 11
                                    )
Magic Restaurants, Inc., et al.,    )     Case Nos. 95-376
                                    )     through 95-392
      Debtors.                      )     and Case Nos. 95-674
                                    )     95-676(HSB)

                    ORDER APPROVING IMMATERIAL MODIFICATIONS
                  TO THE SECOND AMENDED PLAN OF REORGANIZATION

            The Motion by Magic Restaurants, Inc. and its affiliated debtors (the "Debtors") to approve immaterial modifications to the Second Amended Plan of Reorganization ("Amended Plan") is granted.

            Accordingly, the Court Orders that the December 31, 1996 Order Confirming the Amended Plan and the Amended Plan are modified as follows:

            1. Paragraph 23(g) of the Order Confirming the Amended Plan is modified to state that "...Monolith, Grace, and Grace Culinary shall receive an interim distribution of 25,000 shares (total) of New Common Stock from the MRI Share Allocation, within 60 days of the Effective Date."

            2. Section I.A.94 of the Amended Plan is modified to state: "`MRI
Share Allocation' means 100,000 shares of New Common Stock...."

            3. Section I.A.99 of the Amended Plan is modified to state: "`New Warrants' mean the New $4.00 Warrants and the New $10.00 Warrants..."

            4. Section I.A.100 of the Amended Plan is modified to state: "`New $4.00 Warrants' mean the warrants to purchase up to 750,000 shares of New Common Stock, at a price
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of $4.00 per share, for the three (3) year period after the Effective Date, that will be issued to certain Holders of Administrative Claims under the Plan."

            5. Section I.A.101 of the Amended Plan is modified to state: "`New $10.00 Warrants' mean the warrants to purchase up to 750,000 shares of New Common Stock, at a price of $10.00 per share, for the five (5) year period after the Effective Date, that will be issued to certain Holder, of Administrative Claims under the Plan."

            6. One Dollar and 65 cents ($1.65) in Section III.A.1.b.(2) of the Amended Plan is modified to three dollars and thirty cents ($3.30).

            7. Seventy five cents ($0.75) in Section III.A.1.c. of the Amended Plan is modified to one dollar and fifty cents ($1.50).

            8. The last sentence of Section III.A.1.d. of the Amended Plan is modified to state: "In addition, the Holder shall receive 750,000 New $4.00 Warrants, and 750,000 New $10.00 Warrants."

            9. Ten thousand (10,000) in Section III.A.1.e. of the Amended Plan is modified to five thousand (5,000).

            10. Ten dollars ($10.00) in Section III.B.2.b.2 of the Amended Plan is modified to twenty dollars ($20.00).

            11. Fifty thousand (50,000) is Section III.B.2.b.2 of the Amended Plan is modified to twenty thousand (25,000).

            12. Ten dollars ($10.00) in Amended Plan Exhibit I.A-1 Mandatory Repurchase is modified to twenty dollars ($20.00).

            13. Ten (10) shares in Amended Plan Exhibit I.A-1 Exchangeability is modified to five (5) shares.


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            14. Seven and one half (7.5) shares in Amended Plan Exhibit I.A-1
Exchangeability is modified to three and three-quarter (3.75) shares.

            15. Six (6) shares in Amended Plan Exhibit I.A-1 Exchangeability is modified to three (3) shares.

            16. Ten (10) shares in Amended Plan Exhibit I.A-2 Exchangeability is modified to five (5) shares.

            17. Seven and one half (7.5) shares in Amended Plan Exhibit I.A-2 Exchangeability is modified to three and three-quarter (3.75) shares.

            18. Six (6) shares in Amended Plan Exhibit I.A-2 Exchangeability is modified to three (3) shares.

            19. Ten (10) shares in Amended Plan Exhibit I.A-3 Exchangeability is modified to five (5) shares.

            20. Seven and one half (7.5) shares in Amended Plan Exhibit I.A-3 Exchangeability is modified to three and three-quarter (3.75) shares.

            21. Six (6) shares in Amended Plan Exhibit I.A-3 Exchangeability is modified to three (3) shares.

            The Court further Orders that any currently outstanding settlement offers of the Debtors, any unconsummated settlements, and any other provision of any other decree, order, or agreement pertaining to this case and which involve New Common Stock of Reorganized MRI, including the offer and counter-offer to and from GMB Management, Inc., are hereby proportionately reduced to reflect the 50% decrease in the number of shares of common stock to be issued by the Reorganized Debtors.


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            The Court further Orders that the Amended Plan, as modified by this
Order pursuant to 11 U.S.C. ss. 1127, is confirmed.


Dated:  Wilmington, Delaware
        January 28, 1997

                                                    /s/ Helen S. Balick
                                                --------------------------
                                                Helen S. Balick
                                                United States Bankruptcy Judge


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